Exhibit 10.39
STOCK OPTION CERTIFICATE
8/9/2005
Weldon H. Latham
1500 K Street, NW, Suite 450
Washington, DC 20005-1272 USA
Dear Weldon H. Latham:
Pursuant to the terms and conditions of the TeleCommunication Systems, Inc. Fourth Amended and Restated 1997Restricted Stock Option to purchase 3,704 shares (each an “Option”, collectively, the “Options”) of the Class A common Stock, par value $0.01 per share (the Stock Incentive Plan (the “Plan”), you have been granted a/an “Common Stock”) of TeleCommunication Systems, Inc. (the “Company”) as outlined below. This Certificate constitutes part of and is subject to the terms and provisions of the attached Stock Option Agreement (the “Agreement”) which is incorporated herein by reference.

Granted To:	Weldon H. Latham
(the ‘Employee’ for Incentive Stock Options, or the ‘Optionee’ for Non-Qualified Stock Options)
Grant Date:	August 9, 2005

Granted:	3,704
Grant Price:	$0.0000

The close of business on the business day immediately preceding:

Vesting Schedule:	Board Restricted Stock

1,852 on 02/09/2006
1,852 on 08/09/2006
By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Agreement and the Plan. I understand that I must be an employee of TCS on the date I exercise vested options, unless otherwise provided in the Agreement or the Plan, and that I will forfeit all unexercised Options, both vested and unvested, at the close of business on my last day of employment with TCS. I further acknowledge receipt of the Plan Prospectus and the latest annual report or other SEC filing, and agree to be bound by all of the terms and conditions of the Option, as evidenced in the Agreement, and the Plan.
☐

☐ Signature:	/s/ Weldon H. Latham

☐Weldon H. Latham
Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.